Schedule B
Use of Proceeds

(May 1-September 30, 2009)

Use of proceeds (assuming all $2,500,000 is received):

$495,000 Karner Group

$450,000 Etec working capital
(includes $250,000 for new personnel)
(includes $200,000 additional equipment/building space)

$ 29,000 Legal, Accounting and SEC **Filing fees (**Debenture waiver, Proxy, 8K)

$ 65,000 Patent/trademark maintenance
(includes Cal Tech Payment of $50,000)

$511,000 Payment plans for Corporate vendors (legal, accounting, ASU, other vendors)
(includes $ payment for Farella Braun Martell)
(includes $ payment for Stinson)
(includes $ payment for Arizona State University)
(includes $ payment other vendors)

$750,000 Corporate working capital
(includes 5 months at $150,000 for recurring expenses including payroll, facility, utilities, insurance, investor relations)

$200,000 Retention payments-Company personnel (excluding senior management)

Priority use of working capital

$495,000 Karner Group (per agreement at 50% of first proceeds
$ 65,000 Patent/trademark maintenance
$ 29,000 legal accounting
$750,000 corporate working capital (allows Etec to retain internally generated cash to support initial requirements
$511,000 vendor payments (prorate per funds received)
$450,000 etec working capital (prorate per funds received)
$200,000 Retention payments-Company personnel (excluding senior management)

SCHEDULE C

The Clarity Group, Inc. Transfer

Contracts

1. All stock in the Clarity Group will be sold to Karner at its par value of $0.01, free and clear of all encumbrances or liens.
2. Rights to all contracts currently with the Clarity Group will remain with or be transferred to the Clarity Group, including:
    a. USDOE Advanced Vehicle Testing Activity DE-FC26-05NT42486,
    b. USDOE Nuclear to Hydrogen DE-PS07-06ID14759,
    c. US DOE HICE Durability DE-FC26-06NT43027
    d. Battelle Energy Alliance INL Support Contract 00070740,
    e. Battelle Energy Alliance PHEV Infrastructure Contract 58511,
    f. Battelle Energy Alliance Ultra Battery Civic Contract,
    g. ALABC Contract DP1.9,
    h. ALABC Contract DP1.8,
    i. ALABC Contract C1.1-2.1, and

Facility Lease

3. The lease for 430 South 2nd Avenue shall remain with or be transferred to Clarity. The tenant improvements at 430 South 2nd Avenue shall become the property of Clarity subject to terms the existing lease for 430 South 2nd Avenue, which requires these improvements remain with the building at the end of the lease.
4. ETEC will continue to maintain offices at 430 South 2nd Avenue subject to the following agreements;
    a. Ecotality will pay 75% of the rent for the facility at 430 South 2nd Avenue.
    b. Ecotality will pay 75% of the electric utilities for the facility at 430 South 2nd Avenue.

c. Ecotality will pay for five phone lines and associated long distance at 430 South 2nd Avenue.

d. Ecotality and Clarity will negotiate an equitable split for costs, which may arise from joint use of other facilities or services.

5. The following equipment, necessary to support the operations of Clarity will be transferred, free of all liens, to the Clarity Group to the extent necessary;

   a. BiTrode battery cycler, four 12V100A test channels, two 33AFE test channels, control computer, operating software, temperature controlled enclosure and electrical infrastructure,

   b. Vehicle test equipment including, Datron optical fifth wheel, Yokagawa multi-channel data recorder, two Fluke power quality meters, twelve CarDAQ data recorders, two laptop computers, two desktop computers, miscellaneous resistance and capacitance decade boxes, two solder stations, portable vehicle scale, Fluke Thermocouple meter, Fluke AC and DC current probes, Techtronix current meter and two probes, Fluke portable oscilloscope, Techtronix bench top oscilloscope, and Buchler Instruments regulated power supply,

   c. Furniture in the President and the Controller office, and

   d. Temperature controlled battery storage enclosure and batteries stored therein.

Miscellaneous

6. Accounting records of the Clarity Group will be turned over to Karner.

7. Ecotality shall be responsible for all taxes, accounts payable, fees and liabilities of any kind incurred prior to the sale of stock to Karner.

8. All rights to the name Electric Transportation Applications will be assigned to Clarity.

9. ETEC will grant to Karner and his designees a perpetual, sub-licensable, transferable, royalty free, non-exclusive license to use, in any manner and for any purpose, any and all ideas, inventions, concepts, know-how, copyrights, derivative works, patents, information or material developed during his employment at Clarity or ETEC, excluding any patents, licenses, sub-licenses of any kind relating to Super Chargers and Minute Chargers which are specifically excluded from the above referenced grant(s) (collectively, the "Intellectual Property"). The foregoing license shall permit Karner to use the Intellectual Property which is licensed to him above in any manner he deems fit in his sole discretion.

10. ETEC, and its assigns, successors, directors and shareholders will waive any and all claims, including, without limitation, actions, demands, suits, or causes of action, whether accrued, or unaccrued, known or unknown, from the beginning of time to the end of the world, it may have against Kevin Morrow, Kathryn Forbes and/or Donald Karner. Kevin Morrow, Kathryn Forbes and Donald Karner, and each of their assigns, successors, directors and shareholders will waive any and all claims, including, without limitation, actions, demands, suits, or causes of action, whether accrued, or unaccrued, known or unknown, from the beginning of time to the end of the world, it may have against Ecotality, Inc. or and of its subsidiaries, including but not limited to ETEC.

11. Ecotality and its subsidiaries will release the Karner Group from all restrictive covenants related to the historical business of the Clarity Group, including consulting services, battery testing, evaluation and development, and vehicle testing, evaluation and development.

Schedule D

tality

	FY 2008	2009 Q1 Fcst	2009 Q2 Fcst	2009 Q3 Fcst	2009 Q4 Fcst	FY 2009	2010 Q1 Fcst	2010 Q2 Fcst	2010 Q3 Fcst	2010 Q4 Fcst	FY 2010
ETEC-Industrial Sales	3,300,834	300,000	330,000	400,000	1,100,000	2,130,000	2,035,000	2,835,000	3,315,000	2,315,000	12,200,000
ETEC-Airport Sales	947,529	375,000	200,333	283,333	288,334	1,150,000	993,750	818,750	818,750	818,750	3,450,000
ETEC-Transportation Sales	741,504	200,000	300,000	200,000	1,200,000	1,900,000	4,650,000	4,850,000	4,850,000	4,850,000	19,450,000
ETEC-Consulting Services	3,095,796	600,000	650,000	800,000	1,450,000	3,500,000	5,000,000	5,000,000	5,000,000	5,000,000	20,000,000
Innergy Power/PGP	2,325,170	773,922	852,837	839,914	773,927	3,240,600	804,772	988,708	981,454	934,779	3,717,799
Ecotality Stores (ECS)	787,849	207,119	207,519	207,919	207,919	830,475	229,940	229,940	229,940	229,940	919,760
TOTAL REVENUE	11,167,385	2,456,040	2,323,084	2,720,906	5,030,390	12,748,476	14,693,360	14,520,379	14,995,044	14,918,368	59,057,156
Gross Margin											
ETEC-Industrial Sales	879,324	105,000	122,500	148,000	407,000	782,106	1,134,000	1,124,000	1,329,000	1,326,000	4,870,000
	27%	35%	37%	37%	37%	37%	40%	40%	40%	40%	40%
ETEC-Airport Sales	242,285	116,250	87,033	87,833	64,584	355,500	308,083	253,812	252,952	253,812	1,069,896
	26%	31%	31%	31%	31%	31%	31%	31%	31%	31%	31%
ETEC-Transportation Sales	178,376	60,000	60,000	60,000	450,000	855,600	1,674,000	1,674,000	1,674,000	1,674,000	6,696,000
	24%	30%	20%	30%	35%	34%	36%	36%	36%	36%	36%
ETEC-Consulting Services	1,212,646	210,000	227,500	280,000	507,500	1,225,000	1,750,000	1,750,000	1,751,000	1,750,000	7,000,000
	39%	35%	35%	35%	35%	35%	35%	35%	35%	35%	35%
Innergy Power/PGP	1,377,369	402,442	443,360	436,547	402,442	1,684,800	470,485	518,338	510,360	470,485	1,969,657
	59%	52%	52%	52%	52%	52%	52%	52%	52%	52%	52%
Ecotality Stores (ECS)	247,948	66,278	66,276	66,278	66,278	265,112	78,146	78,146	78,140	78,146	312,584
	31%	32%	32%	32%	32%	32%	34%	34%	34%	34%	34%
GROSS MARGIN	4,078,840	959,970	1,006,080	1,078,654	1,897,004	4,952,512	5,571,648	5,443,644	5,625,670	5,785,799	22,024,957
Gross Margin as % Sales	36%	39%	40%	40%	38%	39%	38%	38%	39%	39%	39%
G&A EXPENSES	4,595,909	908,737	1,012,710	1,200,000	1,900,000	5,021,447	2,100,000	2,100,000	2,100,000	2,100,000	8,400,000
G&A as % Sales	41%	37%	40%	44%	38%	39%	14%	14%	14%	20%	14%
OTHER INCOME/EXPENSE	355,000	-	-	-	-	-	-	-	-	-	-
NET INCOME	(159,365)	51,233	3,370	(121,347)	(2,996)	(68,935)	3,471,048	3,541,644	3,725,670	3,685,799	14,424,157
Net Income as % Sales	-1%	2%	0%	-4%	0%	-1%	24%	24%	25%	25%	24%
Add Back Depreciation	400,710	129,784	129,784	109,784	109,784	409,136	160,000	190,000	210,000	240,000	800,000
EBITDA (segments)	312,353	161,017	133,154	(11,559)	132,588	404,201	3,631,048	3,731,644	3,935,670	3,925,799	15,224,157
EBITDA as % Sales	3%	7%	6%	0%	3%	3%	(27)	26%	26%	26%	26%
SEGMENT INCOME (LOSS)	(159,365)	51,233	3,370	(121,342)	(2,996)	(68,935)	3,471,048	3,541,644	3,725,670	3,685,799	14,424,161
Corporate Overhead Expenses:											
Total Corporate Overhead Expenses	3,317,614	588,352	455,000	450,000	456,252	1,945,704	488,615	600,000	600,000	600,000	2,401,050
Interest Expense (& waiver cost)	4,539,182	616,000	600,000	600,000	600,000	2,416,000	580,809	488,000	422,000	3,080	1,473,000
NET INCOME (LOSS)	(8,067,219)	(1,154,119)	(1,046,630)	(1,171,342)	(1,058,588)	(4,430,639)	2,250,030	2,453,644	2,703,670	3,082,719	10,490,183
Add Back:											
Depreciation	415,959	144,885	144,885	144,885	174,885	609,740	180,000	190,000	210,000	240,000	800,000
Interest Expense (Amort)	5,524,859	616,000	600,000	600,000	600,000	2,416,000	580,000	488,000	422,000	3,080	1,473,000
EBITDA	(2,425,794)	(393,434)	(301,945)	(426,657)	(283,863)	(1,405,899)	3,070,030	3,131,644	3,335,670	3,325,799	12,763,183

Assumptions:

1 Income projections based upon achieving a "win" rate of 30% of stimulus contracts in addition to historical business forecast for base business and that economic conditions will improve for 2010. Year 2009 is a ramp up year.
2 Interest expense predicated upon making interest payments as required by debenture waiver as well as recording any interest expense accruals
3 G&A amounts are projected upon historical estimates
4 COGS amounts are projected upon historical estimates

SCHEDULE II

eTec Stimulus Strategy
March 18, 2009

1. Any contracts resulting from the ETEC response to Pacific Gas & Electric; REQUEST FOR INFORMATION "PG&E Smart Charger Platform" Electric Vehicle Charging Infrastructure (PSCP), dated January 16, 2009

2. Any contracts resulting from the ETEC response to the State of Oregon, Office of Innovative Partnerships, Request For Information, Electric Vehicle Charging Stations, RFI Number: 04680

3. Any contracts resulting from the ETEC response to the City and County of San Francisco Request for Information & Statement of Interest "Innovative Projects to Make San Francisco EV-Ready".

4. Any contracts resulting from the ETEC response to US Department of Energy Funding Opportunity Announcement DE-FOA-0000028, proposing deployment of 5,000 Nissan electric vehicles.

5. Any contracts resulting from the ETEC response to US Department of Energy Funding Opportunity Announcement DE-FOA-0000028, proposing deployment of electric ground support equipment and battery fast chargers.

6. Any contracts resulting from ETEC support to BC Hydro under its purchase order to conduct a roadmap study for the City of Vancouver, BC.

7. Any contracts resulting from ETEC support of the Electricity Supply Board of the Republic of Ireland (ESB) under its Letter Agreement to conduct an electric vehicle infrastructure study for the ESB.

8. Any contracts executed with Mubadala or Cybernaut related to charge infrastructure or chargers.

9. Any new contracts or amendments to existing contracts between the Clarity Group, Inc and the U.S. Department of Energy or its representative Battelle Energy Alliance (these contracts are subject to transfer to the Karner Group in accordance with Section x of this agreement).

Schedule I
Management Incentive Targets

	<u>Target Date</u>	<u>"Triggering Event" to Meet Target</u>	<u>Award Date</u>
First Management Incentive Target	October 1, 2009 or the date of signing, whichever occurs earlier	The Company shall have received executed Stimulus Contracts (as defined in Section 1 of the Agreement) valued at $20,000,000 or more from the date of the Agreement through October 1, 2009	By the filing of the next 10-Q or 10-K, whichever is filed first
Second Management Incentive Target	June 30, 2010	The Company's EBITDA* for the period 1/1/10 thru 6/30/10 shall have exceeded $2,000,000.	By the filing of the next 10-Q
Third Management Incentive Target	December 31, 2010	The Company's EBITDA* for the period 1/1/10 thru 12/31/10 shall have exceeded $5,000,000.	By the filing of the next 10-K

<u>* = EBITDA Calculation</u>

For purposes hereof, "EBITDA" shall mean the consolidated income (loss) of the Company before provision for federal, state and local income taxes, depreciation and amortization for such period, determined in accordance with United States generally accepted accounting principles, consistently applied (**"GAAP"**); provided, that in making such determinations:

(a) net income as determined under GAAP, **plus**

(b) to the extent deducted in determining net income, income taxes paid or accrued, **plus**

(c) to the extent deducted in determining net income, depreciation, amortization and other noncash charges, **plus**

(d) interest expense, **minus**

(e) interest income, **minus (plus)**

(f) to the extent included (deducted) in the determination of net income, any gain (loss) which may be treated as an extraordinary item under GAAP or realized upon the sale or other disposition of any property that is not sold or disposed of in the ordinary course of business, **plus**

(g) to the extent included (deducted) in the determination of net income, any expense item that should not be considered an expense in the ordinary course of business

(h) to the extent included (deducted) in the determination of net income, any expense that is related to paying bonus payments to Karner, or retention payments to employees.